Royal Financial, Inc.

VOTE

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by ______________ at 1:00 A.M., local time.

Online
Go to **www.investorvote.com/RYFL** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/RYFL

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2021 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 1, 3, and 4.

	For	Against	Abstain
1. Merger Proposal. To approve the Agreement and Plan of Merger dated July 28, 2021 by and between Finward Bancorp and Royal Financial,Inc. and the TRANSACTIONS contemplated thereby	☐	☐	☐

2. DIRECTOR ELECTION PROPOSAL. PROPOSAL To elect two Class II directors to serve for a three-year term

	For	Against	Abstain
01 - James A. Fitch, Jr.	☐	☐	☐
02 - Roger L. Hupe	☐	☐	☐

	For	Against	Abstain
3. RATIFICATION OF AUDITOR PROPOSAL. To ratify the appointment of Crowe LLP as Royal Financial's independent auditor for the fiscal year ending June 30, 2022	☐	☐	☐
4. PROPOSAL TO ADJOURN OR POSTPONE THE ANNUAL MEETING IF NECESSARY OR APPROPRIATE TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING TO CONSTITUTE A QUORUM OR TO APPROVE PROPOSAL 1 AND TO ENSURE THAT ANY SUPPLEMENT OR AMENDMENT TO THE PROXY STATEMENT IS TIMELY PROVIDED TO ROYAL FINANCIAL'S SHAREHOLDERS	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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CORDIALLY INVITES YOU TO ATTEND THE
ANNUAL MEETING OF SHAREHOLDERS
__________, __________, 1:00 P.M.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of the Company called for __________, and a Proxy Statement for the Annual Meeting.

The undersigned hereby appoints Leonard Szwajkowski as proxy, with full powers of substitution, to vote the shares of the undersigned at the Annual Meeting of Shareholders of the Company to be held at 9226 South Commercial Avenue, Chicago, Illinois, on ________, ________, at 1:00 p.m. local time, or at any adjournment thereof, with all the powers that the undersigned would possess if personally present, as indicated below.

SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES AND FOR THE PROPOSAL TO RATIFY THE INDEPENDENT ACCOUNTANT FOR FISCAL YEAR 2022, FOR THE ADJOURNMENT PROPOSAL AND FOR THE APPROVAL OF THE MERGER AGREEMENT WITH FINWARD BANCORP AND OTHERWISE AT THE DISCRETION OF THE PROXIES.

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED, POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ROYAL FINANCIAL, INC. FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON __________ AND AT ANY ADJOURNMENT THEREOF.

In their discretion, the proxies are authorized to vote with respect to the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the meeting. The Board of Directors recommends you vote (i) FOR the ratification of the Agreement and Plan of Merger dated July 28, 2021 by and among Finward Bancorp and Royal Financial, Inc. pursuant to which Royal Financial, Inc. will merger with and into Finward Bancorp, and other transactions contemplated therein (ii) FOR the nominees for director listed herein; (iii) FOR ratification of the independent auditor; and (iv) FOR the adjournment or postponement of the Annual Meeting if necessary to solicit additional proxies. You are encouraged to specify your choices by marking the appropriate boxes; however, you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. This proxy may not be voted for any person who is not a nominee of the Board of Directors of the Company. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: www.edocumentview.com/RYFL

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/RYFL

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Royal Financial, Inc.

Notice of 2021 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — __________

Leonard Szwajkowski, with the power of substitution, is hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Royal Financial, Inc. to be held on __________ or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 1, 3, and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.	**Comments** — Please print your comments below.